Exhibit 77(q)(1)

Exhibits

(e)(1)   Amended Schedule A dated May 1, 2009 to the Investment Management Agreement between ING Balanced Portfolio, Inc. and ING Investments, LLC dated March 1, 2002 – Filed as an exhibit to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated by reference herein.

(e)(2)   Amended Schedule A dated May 1, 2009 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated March 1, 2002 – Filed as an exhibit to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated by reference herein.